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                                                                 EXHIBIT 10.19

                          STRATEGIC ALLIANCE AGREEMENT
                                 APRIL 17, 2000

THIS AGREEMENT ("Agreement") is made as of the 17th day of April, 2000 ("Effective Date"), by and between PricewaterhouseCoopers LLP ("PwC") with an office at 1301 Avenue of the Americas, New York, New York 10019 and Omnicell.com (OC) with an office at 1101 East Meadow Drive, Palo Alto, CA, 94303.

         WHEREAS, PwC and OC recognize that their individual products and services will meet certain client requirements and such effort may be closely coordinated to provide an effective overall solution for each client; and

         WHEREAS, PwC and OC intend to market their respective products and services both jointly and separately; and

         WHEREAS, clients will be free to select OC and/or PwC, to perform their respective portions of an engagement ("Engagement"); and

         WHEREAS, the parties wish to define and establish their respective responsibilities, obligations, and rights in developing joint product and service offerings ("Offerings"), marketing their joint Offerings, submitting their client proposals, and any subsequent contracts resulting therefrom, consistent with applicable state and federal laws and regulations.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, OC and PwC ("Parties") agree as follows:

1.       RELATIONSHIP OF PARTIES

         1.1 The Parties shall act as independent contractors in performance of this Agreement and nothing herein shall be deemed or construed to create a joint venture, partnership, agency, or employer/employee relationship between the Parties. Each of the Parties shall be responsible for its own employees and for effecting the work for which it has responsibility. In addition, each party shall be exclusively responsible for any liability associated with its respective products and/or services on any proposal, engagement or other work undertaken hereunder.

         1.2 Nothing in this Agreement shall be construed to grant either OC or PwC the right to make commitments of any kind for or on behalf of the other Party without the prior written consent of the other Party.

         1.3 Each Party agrees to designate a liaison to serve as the contact person and the coordinator of the efforts agreed to in this Agreement.


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                          STRATEGIC ALLIANCE AGREEMENT
                                 APRIL 17, 2000


         1.4 Expenses associated with joint marketing and sales activities will be borne by each Party as agreed prior to incurring the expenses.

         1.5 Neither Party shall be obligated to collaborate with the other Party in any particular instance.

         1.6 The Parties agree that during the term of this Agreement each Party will be free to enter into relationships with other firms conditioned by the strategic alliance commitments of this Agreement. Each Party is also free to prepare and submit proposals independent of the other Party conditioned by the strategic alliance commitments of this Agreement. Any effort made by either Party pursuant to this subparagraph is subject to the confidentiality provisions of Paragraph 7 below.

2.       STRATEGIC ALLIANCE COMMITMENTS

         2.1 PwC will be designated as the preferred global systems integrator for OC in the healthcare industry.

         2.2 OC will be designated a preferred e-business healthcare alliance partner providing healthcare e-commerce solutions for PwC and its clients.

         2.3 The designation "Preferred" status means that each party has reviewed the Offerings of the other party and that each party will, when appropriate and at each party's sole discretion, jointly bid and market each other's "Offerings" to target clients in the healthcare industry.

         2.4 OC will provide copies of its product, annual software upgrades and access to its customer support hotline and training for PwC staff on aspects of their product to PwC staff at the amount, the time and place, frequency and duration which shall be mutually agreed to in writing by each party's respective liaison.

         2.5 PwC will, at OC's request and cost, provide PwC staff and/or subcontractors to service OC and/or OC's customers. Specific services to be provided are more fully described in Addendum
                I. (Note: "PwC staff" refers to PwC staff and/or subcontractors.)

         2.6 PwC and OC shall jointly and individually issue press releases mutually agreed to in writing by the parties to communicate the subject matter of this Agreement within a mutually agreed upon number of days following the execution of this Agreement.


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                          STRATEGIC ALLIANCE AGREEMENT
                                 APRIL 17, 2000


         2.7 PwC and OC will support joint marketing and sales initiatives as agreed upon in advance by each party's liaison. These initiatives may include but shall not be limited to items such as:

                (a) Joint speaking engagements at industry conferences (within certain parameters agreeable to each party).

                (b) Joint sponsorship of educational marketing seminars (within certain parameters agreeable to each party).

                (c) Joint sales calls and proposal development with targeted clients.

                (d) Joint development of the marketing materials for the Offerings and joint Offerings and associated marketing and sales activities.

         2.8 In the context of this agreement, PwC's role with OC's clients/prospective clients will be to serve as a subcontractor for the installation/implementation of OC's healthcare e-commerce solutions. As such, in the context of this agreement, PwC's business relationship will be with OC, and not OC's customers. Nothing in this agreement is to be construed as prohibiting either PwC or OC from independently proposing or conducting work, or selling any products or services, to any entity which it chooses.

         2.9 The word "agreement" in this document refers to this agreement and the attached addendum.

3. REFERRALS. OC and PwC agree that where appropriate, either Party may choose to refer the other Party's products and/or services to its respective clients and potential clients; all referrals shall be based upon the business needs identified by such clients and/or potential clients. In the case of such referrals, neither party expects to receive a commission, finders fee, or other similar financial incentive. The Parties recognize and agree that they may refer the products and/or services of other vendors or consultants to their clients or prospective clients.

4. COSTS. Neither Party shall be liable to the other for any cost, expense or liability arising out of this Agreement or its implementation except as otherwise specified in this agreement. Furthermore, the parties agree that any and all costs, expenses, or liabilities of the Parties arising out of this Agreement or its implementation shall be the responsibility of each party separately and individually unless agreed to by the parties in any addendum to this Agreement or by the terms and conditions agreed to by the parties in any prime/subcontractor agreement for an Engagement for a specified client which agreement shall govern and take precedence over any term or condition of this Agreement for that Engagement.

5. INTELLECTUAL PROPERTY RIGHTS. Each Party shall retain the sole and exclusive intellectual property rights to all products, methodologies and materials brought to any Engagement hereunder. Each Party will retain ownership to their own ideas, methods,


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                          STRATEGIC ALLIANCE AGREEMENT
                                 APRIL 17, 2000


concepts or other intellectual property developed independently by each Party's own efforts. Intellectual property rights to material that is jointly developed by the Parties will belong to both Parties and each Party will have a copy of the material and full rights and authority to utilize the material independent of the other Party. Notwithstanding the forgoing, PwC hereby agrees to grant OC a perpetual, royalty-free right and license to any software interfaces developed on behalf of OC customers under this Agreement.

6. TERM/TERMINATION. This Agreement shall become effective on the date of its execution by the Parties and shall remain in effect for a minimum of 3 years until terminated in accordance with the provisions hereof. After 3 years, the contract shall be renewable annually. In the event that either Party hereto materially defaults in the performance of any of its duties or obligations hereunder, then the Party not in default may, by giving written notice thereof to the defaulting Party, terminate this Agreement as of a date specified in such notice of termination. The parties anticipate an annual revenue flow of at least [*] a year to PwC. Should annual revenue be less than [*], this will be grounds for PwC to terminate the contract. In addition, either party may terminate this Agreement at its discretion on 90 days prior written notice, provided such termination shall not effect any engagement then in progress.

7.       CONFIDENTIAL INFORMATION

         7.1 The Parties anticipate that under this agreement it may be necessary for either or both Parties to furnish to the other information of a confidential and proprietary nature, including information furnished to OC or PwC by the client. Such information may be oral, written, or in machine-readable form which may comprise data, knowledge, ideas or other information of an important and competitive nature.

         7.2 Each of the Parties agrees that it will use the same degree of care to protect such information from disclosure to third parties as is used to protect its own information of similar importance. Disclosures of such information shall be restricted to those individuals who are directly participating in the proposals.

         7.3 The information furnished to either party may only be used and reproduced in performance of its respective obligations under this Agreement.

         7.4 The limitations on reproduction, disclosure, or use of confidential information shall not apply to, and neither Party shall be liable for reproduction, disclosure, or use of such information if any of the following conditions exist:


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS UNDER 17.C.F.R. SECTION 200.80(b)(4), 200.83 AND
230.406.


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                          STRATEGIC ALLIANCE AGREEMENT
                                 APRIL 17, 2000


                (a) If the information has been developed independently by the receiving party;

                (b) If the information has been lawfully received from other sources;

                (c) If the information is published by the disclosing party or is disclosed to others, without restriction; or

                (d) If such information otherwise comes within the public knowledge or becomes generally known to the public.

                (e) If such information is disclosed pursuant to a validly issued court order, subpoena or other legal process provided that promptly upon receiving such order, subpoena or process, the Party would notify the other Party to aid in affording an opportunity to seek a protective order covering the subpoenaed material.

                (f) If such information is known to receiving party prior to disclosure hereunder.

         7.5 Except as specifically contained herein, nothing contained in this Agreement shall be construed as granting to the other Party either expressly, by implication, estoppel, or otherwise, any license under any invention or patent, trademark, copyright, or trade secret, owned or controlled by the disclosing Party.

         7.6 The confidentiality obligation contained herein shall not prevent either party from entering into other agreements with third parties, provided that the restrictions hereunder are not violated.

8. PUBLIC RELEASE OF INFORMATION. The Parties shall not issue a news release, public announcement, advertisement, or any other form of publicity concerning its efforts in connection with this Agreement, the proposal, or Engagement, without obtaining prior written approval from the other.

9. NON-SOLICITATION. The Parties agree to not knowingly engage in any attempt to solicit for employment, or to engage as independent contractors, whether directly or indirectly, such of the other's employees or independent contractors who have worked on an Engagement or who have provided training, support or other development, technical, sales or marketing assistance which is the subject of or provided for under this Agreement for the period ending one year after the completion of the last Engagement performed by the employee or independent contractor or termination of this Agreement which ever shall occur last, except as may be otherwise agreed to in writing by both Parties.


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                          STRATEGIC ALLIANCE AGREEMENT
                                 APRIL 17, 2000

10.      GENERAL

         10.1 This Agreement may not be assigned or otherwise transferred by either party, in whole or in part, without the prior written consent of the other party except that PwC may assign this Agreement to a successor to the business of PwC to which this Agreement relates.

         10.2 This Agreement shall be governed by and interpreted under the laws of the State of New York.

         10.3 This Agreement and the attached addendums contains the entire exclusive agreement of the Parties and supersedes any previous understanding or agreement related to the subject matter, whether written or oral. All changes or modifications to this Agreement shall be agreed to in writing by the Parties.

         10.4 All rights and remedies conferred under this Agreement or by any other instrument of law shall be cumulative and may be exercised singularly or concurrently. Failure by either party to enforce any contract term shall not be deemed a waiver of future enforcement of that any other term. The provisions of the contract are declared to be severable.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written.



PRICEWATERHOUSECOOPERS LLP                  OMNICELL.COM

By:  /s/ Andy Ward                          By:  /s/ Ken Perez
    ------------------------                    -----------------------
Title:                                      Title:
       ---------------------                       --------------------
Date:                                       Date:
      ----------------------                      ---------------------


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                          STRATEGIC ALLIANCE AGREEMENT
                                 APRIL 17, 2000








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                          STRATEGIC ALLIANCE AGREEMENT
                                 APRIL 17, 2000


                                   ADDENDUM I

1. PwC will provide the following types of staff, subject to need and availability, at the following rate structures:

                (a) Individuals to serve as project managers at hospitals (aka, "E-commerce Account Managers", "EAMs")

                        Individuals to serve as project analysts at hospitals (responsible for business rules identification, training, etc.) (aka "E-commerce Implementation Specialists" - "EISs")

                        These individuals will be billed at a blended hourly rate of [*] per hour.

                (b)     Individuals to serve as Interface writers.

                        These individuals will be billed at an hourly rate of [*] per hour.

                (c) Individuals to serve as "Supplier EAMs" (responsible to help suppliers get catalogued into OmniSupplier and then match existing OmniBuyer customers with newly enlisted suppliers). These individuals will be billed at an hourly rate of [*].

                (d) Additional individuals with appropriate knowledge and skills will be provided subject to need and availability. Rates will be mutually agreed upon in advance.

                (e) Expenses (e.g., including travel, sustenance, lodging, telephone calls, document production, etc.) will be passed through, at cost, to OC.

                (f) In general, PwC does not bill for travel time. However, in cases where the burden of travel represents a significant portion of time (e.g., flying to Europe to attend a 2 hour meeting), we do reserve the right to bill for travel time. We will discuss all such situations with you in advance to arrive at a mutually agreeable solution.

                (g) As skills allow, certain individuals may serve in more than one of the roles described above.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS UNDER 17.C.F.R. SECTION 200.80(b)(4), 200.83 AND
230.406.


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                          STRATEGIC ALLIANCE AGREEMENT
                                 APRIL 17, 2000


                (h) PwC may raise its rates no more than once a year. These increases will be in accordance with increases in our internal standard billing rates. We will inform you of these increases before implementing them.

                (i) PwC will submit its bills monthly. Payment is due upon receipt.

                (j) PwC will commit an appropriate number of resources to be trained over the next four months, provided that OC commits that these resources will be deployed within one week after training for a minimum of 6 months.

2. OC will be responsible to provide appropriate product/technical training to PwC staff. It is anticipated that the training for EAMs, and EISs will consist of approximately 3 days of Commerce One training and 2 days of OC specific training.

     Training requirement for interface writers have not yet been determined, but is estimated to be approximately five days in duration.

     PwC will be responsible for the salary and travel expenses of PwC staff for up to five days of training per individual.

     OC will be responsible for the cost of the training itself for Commerce One and OC.

3. PwC and OC will undertake Co-marketing activities, including, but not necessarily limited to the following:

                (a) Issuance of joint press release announcing the strategic alliance.

                (b)     PwC participation in the Healthcare Interactive 2000
                        exhibit in Houston.

                (c)     We may engage in cooperative advertising.


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